Exhibit 99.T3A

# RSK

**- Register of Enterprises -**
Laugavegi 166, 150 Reykjavík, Iceland

# Certificate of Registration

**LBI ehf.**

**ID-nr: 540291-2259**

**Postal Address:** Álfheimum 74
104 Reykjavík

**Domicile:** Álfheimum 74
104 Reykjavík

**Issued:** 07.03.2016

**Date of Articles of Association:** 19.02.2016

**Company's Board of Directors according to a meeting on: 01.01.2012:**

| | |
|---|---|
| 240364-2209 | Kristinn Bjarnason, Álfabergi 8, 221 Hafnarfjörður, *Chairman* |
| 100972-4769 | Herdís Hallmarsdóttir, Hrauntungu 97, 200 Kópavogur, *Director* |
| 100572-3979 | Halldór Helgi Backman, Perlukór 12, 203 Kópavogur, *Director* |

**Management:**

**Power of Procuration:**

**Auditors:**
521098-2449 Deloitte ehf., Smáratorgi 3, 201 Kópavogur

**Share capital:** ISK 1.600.000.000

**Signatures:** Majority of the Board of Directors jointly

**Restrictions on the handling of shares:** No

**Liability for redemption of shares:** No

**Activity code:**
**64.19.0** Other monetary intermediation

**Form of operation:** Private limited company

Margrét Högnadóttir

INTERNAL REVENUE ICELAND · REGISTER OF ENTERPRISES